AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 1998
                                            REGISTRATION NO. 333-______


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                              FORM S-3

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       HONDO OIL & GAS COMPANY
      (Exact name of registrant as specified in its charter)

          DELAWARE                              95-1998768
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)

                        10375 RICHMOND AVENUE
                              SUITE 900
                        HOUSTON, TEXAS 77042
                           (713) 954-4600
        (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

                             JOHN J. HOEY
                              PRESIDENT
                        HONDO OIL & GAS COMPANY
                   10375 RICHMOND AVENUE, SUITE 900
                         HOUSTON, TEXAS 77042
                           (713) 954-4600

                            WITH A COPY TO:
                        RICHARD A. BOEHMER, ESQ.
                         O'MELVENY & MYERS LLP
                         400 SOUTH HOPE STREET
                     LOS ANGELES, CALIFORNIA 90071
                           (213) 669-6643
        (Name, address, including zip code, and telephone number, including area code, of agent for service)


          Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS
DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box /__/.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /_X_/

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. /__/
__________________

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/



                     CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
                                     maximum       maximum
Title of each class     Amount       offering      aggregate    Amount of
of securities           to be        price         offering     registration
to be registered        registered   per Share<1>   price        fee

Common Stock,  $1.00
par value. . . . . . .    208,656    $6.91         $1,441,813   $426

<1>  Estimated solely for the purpose of calculating the
registration fee on the basis of the high and low price on the American Stock Exchange on January 5, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.

            SUBJECT TO COMPLETION, DATED JANUARY 7, 1998


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.


                            PROSPECTUS

                     HONDO OIL & GAS COMPANY

                          208,656 SHARES
                           COMMON STOCK
                        ($1.00 PAR VALUE)


The 208,656 shares (the "Shares") of the Common Stock, par value
$1.00 per share, of Hondo Oil & Gas Company (the "Company") offered hereby are being offered by Phillips Petroleum Company (the
"Selling Stockholder"). The Company will not receive any proceeds from this offering. See "Selling Stockholder" below.

          SEE "RISK FACTORS" COMMENCING ON PAGE 4 HEREOF FOR A
DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY THE
PROSPECTIVE INVESTOR.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
  NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
         UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                ANY REPRESENTATION TO THE CONTRARY
                       IS A CRIMINAL OFFENSE.



          The Shares may be sold from time to time in one or more transactions on the American Stock Exchange, in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including (a) through ordinary brokerage transactions in which the broker solicits purchases, (b) sales to one or more brokers or dealers as principal, and the resale by such brokers or dealers for their account pursuant to this Prospectus, including resales to other brokers and dealers, (c) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction or (d) negotiated transactions with purchasers with or without a broker or dealer. On January 6, 1998, the last reported sales price of the Common Stock of the Company on the American Stock Exchange was $7.00 per share.



        The date of this Prospectus is _____________, 1998.

                          TABLE OF CONTENTS


                                                             Page

Available Information . . . . . . . . . . . . . . . . . .       3

Documents Incorporated by Reference . . . . . . . . . . .       3

Risk Factors. . . . . . . . . . . . . . . . . . . . . . .       4

The Company . . . . . . . . . . . . . . . . . . . . . . .       5

Use of Proceeds . . . . . . . . . . . . . . . . . . . . .       6

Selling Stockholder . . . . . . . . . . . . . . . . . . .       6

Plan of Distribution. . . . . . . . . . . . . . . . . . .       6

Experts . . . . . . . . . . . . . . . . . . . . . . . . .       6

Legal Matters . . . . . . . . . . . . . . . . . . . . . .       6



          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN
THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SHARES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER OR SOLICITATION WOULD
BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN
IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                        AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange
Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the American Stock Exchange; reports, proxy statements, information statements and other information filed by the Company with the American Stock Exchange can be inspected at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006. The Commission maintains a website that contains reports, proxy statements, information statements and other information filed electronically with the Commission at http:www.sec.gov.

          This Prospectus does not contain all the information set forth in the Registration Statement (No. 333-________) on Form S-3 (the
"Registration Statement") of which this Prospectus is a part, including exhibits thereto, which has been filed with the Commission in Washington, D.C. Copies of the Registration
Statement and the exhibits thereto may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge, at the office of the Commission.


                  DOCUMENTS INCORPORATED BY REFERENCE

          The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (the "1997 Form 10-K") as filed by the
Company (File No. 1-8979) with the Commission pursuant to the Exchange Act is incorporated in this Prospectus by reference .

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to termination of this offering, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE SECRETARY OF HONDO OIL & GAS COMPANY,
10375 RICHMOND AVENUE, SUITE 900, HOUSTON, TEXAS 77042,
TELEPHONE: (713) 954-4600.

                           RISK FACTORS

          The following factors should be considered carefully by prospective investors in the Shares offered hereby.

          Substantial Reliance on Single Investment. The Company's success currently is dependent on its investment in the Opon project, a gas and oil exploration concession in Colombia, South
America.

          Role of Ecopetrol. As described in the Company's 1997 Form 10-K, Ecopetrol is a quasi-governmental corporate organization wholly owned by the Colombian government, a party to the contract with respect to the Opon project and the purchaser of natural gas and liquid hydrocarbons under contracts for the sale of production from the Opon field. At present, the price of natural gas is set by law enacted by the legislature of Colombia in 1983. The regulated price of natural gas could be changed in the future by governmental action. The participation of Ecopetrol, a government-owned company, in the Opon project as a producer and as a purchaser, and the power of the government of Colombia to set the price of natural gas creates the potential for a conflict of interest in Ecopetrol and/or the government. If such a conflict of interest materializes, the economic value of the Company's interest in the Opon project could be diminished.

          Marketing of Natural Gas. The Company must secure additional markets and sales contracts for natural gas in Colombia in order to increase production and cash flow from the Opon project. This will depend on the continued development of gas markets and an infrastructure for the delivery of natural gas in Colombia. Also, other producers of natural gas in Colombia will compete for the natural gas market and for access to limited pipeline transportation facilities.

          Foreign Operations. The Company's operations in Colombia are subject to political risks inherent in all foreign operations, including: (i) loss of revenue, property and equipment as a result of unforeseen events such as expropriation, nationalization, war and insurrection, (ii) risks of increases in taxes and governmental royalties, (iii) renegotiation of contracts with governmental entities, and (iv) changes in laws and policies governing operations of foreign-based companies in Colombia. Guerrilla activity in Colombia has disrupted the operation of oil and gas projects, including those at the Opon project. Security in the area has been improved and the associate parties have taken steps to enhance relations with the local population through a community relations program. The government continues its efforts through negotiation and legislation to reduce the problems and effects of insurgent groups, including regulations containing sanctions such as impairment or loss of contract rights on companies and contractors if found to be giving aid to such groups.

          Colombia is among several nations whose progress in stemming the production and transit of illegal drugs is subject to annual certification by the President of the United States. In February 1997, the President of the United States announced that Colombia again would neither be certified nor granted a national interest waiver. The consequences of the failure to receive certification generally include the following: (i) all bilateral aid, except anti-narcotics and humanitarian aid, has been or will be suspended;
(ii) the Export-Import Bank of the United States and the Overseas Private Investment Corporation will not approve financing for new projects in Colombia; (iii) U.S. representatives at multilateral lending institutions will be required to vote against all loan requests from Colombia, although such votes will not constitute vetoes; and (iv) the President of the United States and Congress retain the right to apply future trade sanctions. Each of these consequences of the failure to receive such certification could result in adverse economic consequences in Colombia and could further heighten the political and economic risks associated with the Company's operations in Colombia.

          Risks of Oil and Gas Exploration. Inherent to the oil and gas industry is the risk that future wells will not find hydrocarbons where information from prior wells and engineering and geological data indicate hydrocarbons should be found. Further, existing wells can deplete faster than anticipated, potentially causing revisions to reserve estimates and increasing costs due to replacement wells. Also, because of the limited number of wells in the Opon project area, the impact of the loss of a single well would materially affect the Company's production capacity.
Operations at the Opon project area are subject to the operating risks normally associated with exploration for, and production of, oil and gas, including blowouts, cratering, and fires, each of which could result in damage to, or destruction of, the oil and gas wells, formations or production facilities or properties. In addition, there are greater than normal mechanical drilling risks at the Opon project area associated with high pressures in the La
Paz and other formations. These pressures may: cause collapse of the well bore, impede the drill string while drilling, or cause difficulty in completing a well with casing and cement.

          Laws and Regulations. The Company may be adversely affected by new laws or regulations in the United States or Colombia regarding its operations and/or environmental compliance, or by existing laws and regulations. For additional information, see
Other Factors Affecting the Company's Business in Item 1, Business of the Company's 1997 Form 10-K.

          Limited Capital. At September 30, 1997, the Company had a deficiency in net assets of $93.2 million. The Company's principal asset, its investment in the Opon project, will require additional capital for exploitation. The Company has been unable to secure financing from sources other than its principal shareholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" in the Company's 1997 Form 10-K.

          Losses from Operations. The Company experienced losses of $11,906,000, $12,657,000 and $12,388,000 for the years ended
September 30, 1995, 1996 and 1997, respectively. The Company anticipates continued losses through fiscal 1998.

          Continuation of American Stock Exchange Listing. Because of continuing losses and decreases in shareholders' equity, the Company does not fully meet all of the guidelines of the American Stock Exchange for continued listing of its shares. For additional information, see "Item 5, Market For Registrant's Equity and
Related Shareholder Matters" in the Company's 1997 Form 10-K. Management has kept the Exchange fully informed regarding the Company's present status and future plans. Although the Company does not or may not meet all of the guidelines, to date, the American Stock Exchange has chosen to allow the Company's shares to remain listed. However, no assurances can be given that the Company's shares will remain listed on the Exchange in the future.

          Effect on Common Stock Price. Sales or potential sales of other shares registered by the Company for the account of The Hondo Company, and Lonrho Plc as pledgee, and for the account of Lonrho Plc may have an adverse effect on the market price for the Company's Common Stock. On February 10, 1995, Amendment No. 2 to a registration statement on Form S-3 became effective registering for sale from time to time by The Hondo Company and Lonrho Plc as pledgee 3,609,200 shares of the Company's Common Stock. On May 22, 1995 and November 15, 1995, registration statements on Form S-3 became effective registering for sale from time to time by Lonrho Plc of 189,080 shares and 121,372 shares, respectively, of the Company's Common Stock. Each of these registration statements remain effective. In a Schedule 13D amendment filed October 15, 1997 by Lonrho Plc and its affiliates, the filing parties said that Lonrho Plc had retained Morgan Stanley & Co. Incorporated to assess and implement strategic alternatives with respect to Lonrho's direct and indirect investment in the Company. Lonrho Plc said such strategic alternatives could include, without limitation, a possible recapitalization of the Company or a sale or business combination involving the Company or Lonrho's direct and indirect equity interest in the Company (including the sale or assumption of the debt obligations of the Company to affiliates of Lonrho). The Company cannot predict what effect sales of such shares under the registration statements or as a result of the matters described in the October 1997 amendment to the Schedule 13D may have on the market price of the Common Stock.


                            THE COMPANY

          The Company, a Delaware corporation organized in 1958, is an independent oil and gas company presently focusing on international oil and gas exploration and development. The Company's principal asset is an interest in the Opon project, an exploration concession in Colombia. For a more detailed description of the business of the Company, including audited and unaudited financial information, see the 1997 Form 10-K and other documents referred to in "Documents Incorporated by Reference." The Company's principal executive offices are located at 10375 Richmond Avenue, Suite 900, Houston, Texas 77042, telephone: (713) 954-4600.

                          USE OF PROCEEDS

          The Company will not receive any of the proceeds from this offering.


                        SELLING STOCKHOLDER

          The Shares are being offered for the account of Phillips Petroleum Company, Bartlesville, Oklahoma 74004. The Shares constitute shares of Common Stock of the Company acquired by the Selling Stockholder, and shares of Common Stock of the Company issuable upon exercise of a Warrant acquired by the Selling Stockholder, pursuant to a Stock Purchase Agreement, dated as of December 23, 1997, such acquisition being in satisfaction of a debt owed by the Company to the Selling Stockholder. The Selling Stockholder does not beneficially own any other shares of the Common Stock of the Company.


                         PLAN OF DISTRIBUTION

          The Shares may be sold from time to time by the Selling Stockholder. The Selling Stockholder has informed the Company that Shares sold under this Prospectus may be sold on the American Stock Exchange, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices by one or more of the following methods: (a) through ordinary brokerage transactions in which the broker solicits purchases, (b) sales to one or more brokers or dealers as principal, and the resale by such brokers or dealers for their account pursuant to this Prospectus, including resales to other brokers and dealers, (c) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction or (d) negotiated transactions with purchasers with or without a broker or dealer. In connection with any sales, any broker or dealer participating in such sales may be deemed an "underwriter" within the meaning of the Securities Act of 1933, as amended, and any commissions, discounts or concessions received by a broker or dealer (which may be in excess of customary commissions) and any gain realized by such broker or dealer on the sale of Shares may be deemed "underwriting compensation." Any such commissions, discounts or concessions will be paid or borne by the Selling Stockholder and not the Company.


                             EXPERTS

          The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended
September 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                           LEGAL MATTERS

          The validity of the Shares is being passed upon for the Company by C.B. McDaniel, an employee of the Company. Mr. McDaniel holds options to acquire 60,000 shares of the Common Stock of the Company at exercise prices ranging from $7.50 to $14.625 per share. At December 31, 1997, options to acquire 55,000 of such shares were exercisable.

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following are the actual and estimated expenses incurred in connection with the registration and sale of the Shares.

      Item                                                   Amount

      SEC registration fee. . . . . . . . . . . . . . . . . .$   426.00
      Listing fee, American Stock Exchange. . . . . . . . . .  4,173.12
      Legal fees and expenses . . . . . . . . . . . . . . . .  5,000.00
      Accountants' fees and expenses. . . . . . . . . . . . .  5,000.00
      Miscellaneous . . . . . . . . . . . . . . . . . . . . . ___100.88_
          Total . . . . . . . . . . . . . . . . . . . . . . .$14,700.00

____________________
* Estimated


ITEM 15.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify its officers or directors under certain circumstances. That statute provides that, in actions in which the corporation is not a party, the corporation may indemnify its officers and directors for losses incurred by them if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In actions in which the corporation is a party, the statute provides the same standard but prohibits indemnification if the officer or director is adjudged liable to the corporation, unless the Delaware Court of Chancery or the court in which the suit or action is brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. The statute further permits a corporation to purchase and maintain insurance on behalf of its officers or directors against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

          The Company's Certificate of Incorporation does not restrict the indemnification of officers or directors. The Company's Bylaws provide for the indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection with any action, suit or proceeding by reason of the fact that they are or were officers or directors of the Company. The Company's Bylaws permit the Company to maintain insurance to protect any officer or director of the Company against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Delaware law.
The Company's Bylaws further permit the Company to enter into agreements with any officer or director providing for indemnification to the fullest extent permitted by Delaware law.
The Company has directors' and officers' liability insurance policies presently in force insuring directors and officers of the Company and its subsidiaries.

ITEM 16.           EXHIBITS.

          Exhibits required by Item 601 of Regulation S-K are set forth in the Exhibit Index commencing on page II-4.

ITEM 17.           UNDERTAKINGS.

          The Company hereby undertakes:

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (b)(i) and (b)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (c) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (e) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 7, 1998.

                                HONDO OIL & GAS COMPANY


                                By:  /s/ JOHN J. HOEY
                                     Name:  John J. Hoey
                                     Title: President


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes John J. Hoey and Stanton J. Urquhart, or any of them, as attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and any post-effective amendments thereto.



Signature                 Title                         Date

/s/ JOHN J. HOEY          President, Chief Executive    January 7, 1998
JOHN J. HOEY              Officer and Director

/s/ NICHOLAS J. MORRELL   Director                      January 7, 1998
NICHOLAS J. MORRELL


/s/ DOUGLAS G. McNAIR
DOUGLAS G. McNAIR         Director                      January 7, 1998


/s/ JOHN F. PRICE         Director                      January 7, 1998
JOHN F. PRICE


/s/ ROBERT K. STEER       Director                      January 7, 1998
ROBERT K. STEER


/s/ R. E. WHITTEN         Director                      January 7, 1998
R. E. WHITTEN


/s/ STANTON J. URQUHART   Vice President (Principal     January 7, 1998
STANTON J. URQUHART       Financial and Principal
                          Accounting Officer)


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                           EXHIBIT INDEX

Exhibit
Number        Subject


    4.1       Form of Warrant by the Company in favor of Phillips
              Petroleum Company.

   *4.2 Documents relating to the $1 million principal amount of California Pollution Control Authority, 7-1/2% Industrial Development Revenue Bonds (Newhall Refining Co., Inc. Project) including Installment Sale Agreement and
              Indenture of Trust.

   *4.3 Documents relating to the $5 million principal amount of California Pollution Control Financing Authority
              Pollution Control Revenue Bonds (Newhall Refining Co., Inc. Project), including Pollution Control Facilities Lease Agreement, Indenture, U.S. Small Business
              Administration Pollution Control Facility Payment
              Guaranty and Reimbursement Agreement.

      5       Opinion of C.B. McDaniel, Esq.

   23.1       Consent of Ernst & Young LLP.

   23.2       The consent of C.B. McDaniel, Esq. appears in Exhibit 5.

     24       Powers of Attorney appears on page II-3.

_________________________

* These exhibits, which were previously incorporated by reference to the Company's reports which have now been on file with the Commission for more than 5 years, are not filed with this Registration Statement. The Company agrees to furnish these documents to the Commission upon request.

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